As filed with the Securities and Exchange Commission on May 28, 2010

Registration No. 333-155340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1558674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300 Raleigh, North Carolina 27615	27615
(Address of Principal Executive Offices)	(Zip Code)

Xerium Technologies, Inc. 2005 Equity Incentive Plan

(Full title of the Plan)

Stephen R. Light

President, Chief Executive Officer and Chairman

Xerium Technologies, Inc.

8537 Six Forks Road, Suite 300

Raleigh, North Carolina 27615

(919) 526-1400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gerald F. Roach

Amy M. Batten

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

Raleigh, North Carolina 27601

(919) 821-1220

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-8 (Registration No. 33-155340) filed by Xerium Technologies, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission on November 13, 2008 (the “Registration Statement”) to register 5,000,000 shares of the Registrant’s common stock for issuance under the Registrant’s 2005 Equity Incentive Plan.

On May 25, 2010 (the “Effective Date”) the Registrant’s amended joint prepackaged plan of reorganization (the “Plan”) under chapter 11 of the U.S. Bankruptcy Code became effective. Pursuant to the Plan, on the Effective Date, 20 million shares of new common stock (the “New Common Stock”) of the Registrant, par value $0.001 were authorized. All of the Registrant’s common stock outstanding (the “Old Common Stock”), par value $0.01, was cancelled and replaced with shares representing approximately 17.4% of the shares of New Common Stock, par value $0.001, issued on the Effective Date, which was equivalent to a 20 to 1 reverse split of the Registrant’s Old Common Stock. Each share of New Common Stock, par value $0.001 per share, issued by the Registrant includes one right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock. The terms of the preferred stock purchase rights are set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated May 25, 2010. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the New Common Stock. Any outstanding awards under the 2005 Equity Incentive Plan that settle after the Effective Date will be settled in shares of the Registrant’s New Common Stock, par value $0.001.

The Registrant hereby amends the Registration Statement to (1) reflect that, as a result of the transactions described above on the Effective Date, an aggregate of 250,000 shares of the Registrant’s New Common Stock, par value $0.001 per share, are registered under the Registration Statement for issuance under the 2005 Equity Incentive Plan, and (2) to amend and restate Items 3 and 8 of the Registration Statement as set forth below. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of New Common Stock, par value $0.001 per share, as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b) Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on April 26, 2010

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(d) The Registrant’s Current Reports on Form 8-K filed on January 1, 2010, February 2, 2010, February 8, 2010, March 1, 2010, March 2, 2010, March 30, 2010, April 1, 2010, April 15, 2010, May 10, 2010 and May 28, 2010;

(e) The description of the Registrant’s New Common Stock, $0.001 par value per share, contained in Item 1 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on May 21, 2010, and any amendments or reports filed for the purpose of updating such description; and

(f) The description of the rights attached to the Registrant’s New Common Stock contained in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on May 21, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.2	Amended and Restated By-Laws of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.3	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated May 25, 2010, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.4	Registration Rights Agreement entered into by and among Xerium Technologies, Inc. and Apax WW Nominees Ltd, AS Investors, LLC, Carl Marks Strategic Investments, L.P., and Carl Marks Strategic Opportunities Fund, L.P., dated May 25, 2010, incorporated by reference to Exhibit 10.4 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.5	Nominating Agreement entered into by and among Xerium Technologies, Inc. and AS Investors, LLC, dated May 25, 2010, incorporated by reference to Exhibit 10.5 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.6	Nominating Agreement entered into by and among Xerium Technologies, Inc., Carl Marks Strategic Investments, L.P., and Carl Marks Strategic Opportunities Fund, L.P., dated May 25, 2010, incorporated by reference to Exhibit 10.6 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

5.1*	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

99.1	Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.7 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on June 23, 2005, Commission File Number 001-32498.

99.2	Amendment No. 1 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on August 11, 2008, Commission File Number 001-32498.

99.3	Amendment No. 2 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on August 11, 2008, Commission File Number 001-32498.

99.4	Amendment No. 3 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on June 11, 2009, Commission File Number 001-32498.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 28, 2010.

XERIUM TECHNOLOGIES, INC.

By:	/S/ STEPHEN R. LIGHT
Stephen R. Light
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ STEPHEN R. LIGHT Stephen R. Light	President, Chief Executive Officer and Chairman (Principal Executive Officer)	May 28, 2010

/S/ DAVID G. MAFFUCCI David G. Maffucci	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2010

/S/ APRIL H. FOLEY April H. Foley	Director	May 26, 2010

/S/ JAY GURANDIANO Jay Gurandiano	Director	May 26, 2010

/S/ JOHN F. MCGOVERN John F. McGovern	Director	May 28, 2010

/S/ EDWARD PAQUETTE Edward Paquette	Director	May 28, 2010

/S/ MARC SAIONTZ Marc Saiontz	Director	May 28, 2010

/S/ JAMES F. WILSON James F. Wilson	Director	May 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.2	Amended and Restated By-Laws of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.3	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated May 25, 2010, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.4	Registration Rights Agreement entered into by and among Xerium Technologies, Inc. and Apax WW Nominees Ltd, AS Investors, LLC, Carl Marks Strategic Investments, L.P., and Carl Marks Strategic Opportunities Fund, L.P., dated May 25, 2010, incorporated by reference to Exhibit 10.4 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.5	Nominating Agreement entered into by and among Xerium Technologies, Inc. and AS Investors, LLC, dated May 25, 2010, incorporated by reference to Exhibit 10.5 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.6	Nominating Agreement entered into by and among Xerium Technologies, Inc., Carl Marks Strategic Investments, L.P., and Carl Marks Strategic Opportunities Fund, L.P., dated May 25, 2010, incorporated by reference to Exhibit 10.6 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

5.1*	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

99.1	Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.7 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on June 23, 2005, Commission File Number 001-32498.

99.2	Amendment No. 1 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on August 11, 2008, Commission File Number 001-32498.

99.3	Amendment No. 2 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on August 11, 2008, Commission File Number 001-32498.

99.4	Amendment No. 3 to the Xerium Technologies Inc. 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on June 11, 2009, Commission File Number 001-32498.

*	Previously filed.